Exhibit 99.1

BILL Announces Executive Leadership Appointments and Organizational Updates to Support Next Phase of Growth

Changes advance focus on accelerating innovation and creating more value for customers as BILL transitions to an AI native company.

SAN JOSE, Calif., May 26, 2026 — BILL (NYSE: BILL), the intelligent financial operations platform trusted by nearly half a million businesses to manage, move, and maximize their money, today announced executive leadership appointments and organizational updates to position the company for its next phase of market leadership. The changes will take effect in the fourth quarter of fiscal 2026.

“BILL is at a pivotal moment in our journey. As we continue our transformation into an AI native company serving nearly 500,000 businesses, we’re evolving our leadership team and organizational structure to align with our highest priorities and position BILL for the future. The changes will strengthen our operational focus, accelerate innovation, deepen customer value, and reinforce BILL as the trusted platform our customers rely on to run and grow their businesses,” said René Lacerte, CEO and Founder of BILL.

Michael Cieri appointed Chief Product Officer, to lead new and expanded Product Organization

Michael Cieri, Executive Vice President, General Manager of Software Solutions, has been promoted to Chief Product Officer. In this expanded role, Cieri will lead all product management, product marketing, design, research, and product strategy.

With this appointment, Cieri will oversee the newly created Product Organization, bringing together software solutions, payments, and financial services under unified leadership. This structure reflects how customers use BILL’s software and payments capabilities together across a single, integrated platform. By bringing these functions together, BILL is positioned to move with greater speed and drive more integrated customer experiences.

Sarah Acton to depart BILL; New Chief Revenue Officer to be announced in coming weeks

Sarah Acton, Chief Customer Officer, will depart BILL after almost five years on the executive leadership team. As CCO, and formerly as Chief Marketing Officer, Acton unified BILL’s global go-to-market strategy, drove growth, elevated the customer experience, and led the transformation of BILL’s brand in the market.

BILL expects to announce a new Chief Revenue Officer in the coming weeks. Acton will continue as CCO, and then transition to an advisory role to support the incoming CRO.

Ken Moss to depart BILL; Eric Chan appointed Chief Technology Officer

Ken Moss, who has served as Chief Technology Officer since 2023, will depart BILL. Moss led BILL’s engineering organization through a pivotal period of transformation, including the development of the company’s AI platform, while streamlining and accelerating the company’s ability to deliver impactful innovation for customers. Moss will move to an advisory role where he will continue to contribute his AI expertise to BILL and support a seamless transition.

Eric Chan, Distinguished Engineering Fellow at BILL, has been appointed CTO. Chan, who was the company’s founding engineer and first CTO, has served on the company’s engineering executive team for nearly 20 years. Chan will lead BILL’s AI platform strategy and execution as we scale through this next phase and expand the company’s AI capabilities.

John Rettig assumes new role of Chief Strategy and Transformation Officer

President and Chief Operating Officer John Rettig, who has been with BILL for more than a decade, will step into the newly created role of Chief Strategy and Transformation Officer. Rettig has helped scale the organization during his tenure, and will maintain oversight of the company’s operational execution, while focusing on enterprise strategy, transformation, and long-term growth initiatives.

Mary Kay Bowman to transition to payments advisory role

Mary Kay Bowman, Executive Vice President and General Manager of Payments and Financial Services, will depart the company. Bowman joined BILL in 2024 and made a significant impact on the business. During her tenure, Bowman strengthened, expanded and modernized BILL’s payments and financial services capabilities, and led strategic initiatives including Supplier Payments Plus and BILL Cash Account from concept to reality. Bowman will continue to support BILL as an advisor.

“I’m excited to welcome Eric to the BILL executive leadership team, and congratulate John and Michael on their expanded roles. Their experience and leadership will help us continue shaping the future of intelligent finance for the Fortune 5 Million,” said Lacerte. “I’d like to also sincerely thank Sarah, Ken and Mary Kay for their contributions to BILL and the impact they’ve had on our company, customers and teams over the years. We are grateful for everything they have helped us build and accomplish, and we wish them continued success in their next chapters.”

About BILL

BILL (NYSE: BILL) is the intelligent finance platform trusted by nearly half a million businesses and their accountants to manage, move, and maximize their money. BILL powers businesses ranging from fast-moving startups to growing companies with complex operations. We use AI to deliver strategic finance capabilities in one integrated platform that includes AP, AR, expenses, forecasting, procurement and more. With a member network of more than 8 million, BILL’s platform processes ~1% of US GDP annually. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and software providers. For more information, visit bill.com.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of our future performance, the anticipated timing, impact and benefits of our executive leadership and organizational updates, our expectations regarding newly-announced leaders, and our ability to expand our product offerings and transition to an AI-native company. The actual and expected impacts of the above are subject to risks and uncertainties, including the risks detailed in the periodic reports we file with the Securities and Exchange Commission (SEC), which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not place undue reliance on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release because of new information, future events, or otherwise.

Press Contact:

Lauren Johns

pr@hq.bill.com

IR Contact:

Jack Andrews

investor@hq.bill.com

Source: BILL